UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.50% Series I Cumulative Redeemable Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-163914

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

For a description of SL Green Realty Corp.’s (the “Registrant”) 6.50% Series I Cumulative Redeemable Preferred Stock (the “Series I Preferred Stock”) to be registered hereunder, reference is made to the information under the caption “Description of Preferred Stock” in the Prospectus, dated June 17, 2011, included in the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-163914) originally filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on December 22, 2009, and amended by Post-Effective Amendment No. 1 on June 17, 2011, as supplemented by the information under the caption “Description of Series I Preferred Stock” in the Registrant’s prospectus supplement filed pursuant to Rule 424(b) under the Securities Act on August 9, 2012, which information is hereby incorporated by reference and made part of this registration statement on Form 8-A in its entirety.

ITEM 2. EXHIBITS.

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SL GREEN REALTY CORP.

Date: August 9, 2012	By:	/s/ James Mead
James Mead Chief Financial Officer

EXHIBIT INDEX

3.1	Articles of Amendment and Restatement, incorporated by reference to the Registrant’s Form 8-K, dated May 24, 2007, filed with the Commission on May 30, 2007.
3.2	Second Amended and Restated Bylaws of the Registrant, incorporated by reference to the Registrant’s Form 8-K, dated December 12, 2007, filed with the Commission on December 14, 2007.
3.3	Amendment No. 1 to the Second Amended and Restated Bylaws of the Registrant, incorporated by reference to the Registrant’s Form 8-K, dated March 13, 2009, filed with the Commission on March 13, 2009.
3.4

Amendment No. 2 to the Second Amended and Restated Bylaws of the Registrant, incorporated by reference to the Registrant’s Form 8-K, dated September 16, 2009, filed with the Commission on September 16, 2009.

3.5

Articles Supplementary Establishing the Rights and Preferences of the Series B Junior Participating Preferred Stock and Increasing the Authorized Amount of such Stock, incorporated by reference to the Registrant’s Form 8-K, dated September 16, 2009, filed with the Commission on September 16, 2009.

3.6

Articles Supplementary Electing that SL Green Realty Corp. be Subject to Maryland General Corporations Law Section 3-804(c), incorporated by reference to the Registrant’s Form 8-K, dated September 16, 2009, filed with the Commission on September 16, 2009.

3.7

Articles Supplementary reclassifying and designating an additional 5,400,000 shares of preferred stock as 7.625% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share, incorporated by reference to the Registrant’s Form 8-K, dated January 20, 2010, filed with the Commission on January 20, 2010.

3.8

Articles Supplementary reclassifying and redesignating the 8% Series A Convertible Cumulative Preferred Stock, the Series B Junior Participating Preferred Stock and the 7.875% Series D Cumulative Redeemable Preferred Stock as Preferred Stock without further Designation, incorporated by reference to the Registrant’s Form 8-K, dated August 9, 2012, filed with the Commission on August 9, 2012.

3.9

Articles Supplementary Establishing the Rights and Preferences of the Series I Preferred Stock, incorporated by reference to the Registrant’s Form 8-K, dated August 9, 2012, filed with the Commission on August 9, 2012.

4.1

Form of stock certificate evidencing the 6.50% Series I Cumulative Redeemable Preferred Stock of the Registrant, liquidation preference $25.00 per share, par value $.01 per share, incorporated by reference to the Registrant’s Form 8-K, dated August 9, 2012, filed with the Commission on August 9, 2012.